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                                                                    EXHIBIT 23.3




                        CONSENT OF HUDDLESTON & CO, INC.


         We hereby consent to the use in the Registration Statement on Form S-8 dated May 21, 1997 and the related Prospectus pertaining to the 1988 Incentive Equity Plan of Cliffs Drilling Company, and to the incorporation by reference therein, of excerpts and estimates from our report dated January 1, 1997, with respect to Cliffs Oil and Gas Company included in Cliffs Drilling Company's Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                        HUDDLESTON & CO., INC.



                                        By:  /s/ Peter D. Huddleston
                                             ----------------------------------
                                             Peter D. Huddleston
                                             President


Houston, Texas
May 19, 1997